Exhibit 99.1

NEWS RELEASE

SOUTHWESTERN ENERGY IMPROVES LIQUIDITY BY ENTERING

INTO A THREE-YEAR TERM LOAN AGREEMENT

Houston, Texas – November 17, 2015…Southwestern Energy Company (NYSE: SWN) today announced that it entered into a $750 million three-year term loan agreement and used its proceeds to pay down balances under its existing credit facility and commercial paper program. The term loan is unsecured and includes an interest rate calculated based upon the Company’s credit rating (currently 137.5 basis points over the current London Interbank Offered Rate). The term loan is prepayable at any time and requires prepayment from the net cash proceeds of any issuance of debt or equity securities and sales of assets, with certain exceptions. The other provisions in the term loan are substantially the same as those contained in the existing revolving credit facility.

The Company also filed an automatic shelf Registration Statement (“new shelf”) on Form S-3 that will replace the Company’s former automatic shelf Registration Statement on Form S-3 dated November 9, 2012 (“old shelf”). The old shelf expired on November 13, 2015, the third anniversary of its effective date, in accordance with the rules pursuant to the Securities Act of 1933. The Company filed the new shelf due to the expiration of the old shelf and not in anticipation of any specific securities offerings.

“We are pleased with the strong support from our banks in moving $750 million of our existing debt to the term loan and increasing our liquidity. We are committed to creating long-term value to our shareholders. The actions announced today reflect sound financial policies that are aligned with this commitment. We also remain committed to a flexible capital program that is responsive to the commodity price environment and anticipate outstanding debt to remain flat or decline throughout 2016,” remarked Steve Mueller, Chairman and Chief Executive Officer of Southwestern Energy.

Southwestern Energy Company is an independent energy company whose wholly-owned subsidiaries are engaged in natural gas and oil exploration, development and production, natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:	Steve Mueller Chairman and Chief Executive Officer (832) 796-4700

R. Craig Owen Senior Vice President		Michael Hancock Director, Investor Relations
and Chief Financial Officer (832) 796-2808		(832) 796-7367 michael_hancock@swn.com

Disclaimers

Nothing in this press release is an offer to sell or a solicitation to buy any securities of the Company. All statements, other than historical facts and financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements, other than to the extent set forth below. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials); the company’s ability to fund the company’s planned capital investments; the company’s ability to transport its production to the most favorable markets or at all; the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the company’s success in drilling, the company’s large acreage position in various areas and, in particular, the Fayetteville Shale, Northeast Appalachia and Southwest Appalachia as well as relative to other productive shale gas plays; the company’s ability to realize the expected benefits from recent acquisitions; the impact of title and environmental defects and other matters on the value of the properties acquired in the company’s recent acquisitions and any other future acquisitions; difficulties in integrating the company’s operations as a result of any significant acquisitions; the impact of government regulation, including any legislation relating to hydraulic fracturing, the climate or over-the-counter derivatives; the costs and availability of oil field personnel services and drilling supplies, raw materials and equipment, including pressure pumping equipment and crews; the company’s ability to determine the most effective and economic fracture stimulation; the company’s future property acquisition or divestiture activities; the effects of weather; increased competition and regulation; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; the different risks and uncertainties associated with proposed activities in Canada; conditions in capital markets, changes in interest rates and the ability of the company’s lenders to provide it with funds as agreed; credit risk relating to the risk of loss as a result of non-performance by the company’s counterparties; and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see the reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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